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                                                                    EXHIBIT 99.1


SIMULATIONS PLUS
Integrating Science and Software

For Further Information:
SIMULATIONS PLUS, INC.
1220 W. Avenue J
Lancaster, CA 93534-2902
661.723.7723
www.simulations-plus.com
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CONTACT:
Investor Relations
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Kevin McGrath
Cameron Associates
212.245.4577 (direct)
Kevin@cameronassoc.com
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For Immediate Release:

December 29, 2003


                   SIMULATIONS PLUS ACQUIRES NEW PRODUCT LINE
                AUGMENTATIVE COMMUNICATION TECHNOLOGIES FROM SAM
                              COMMUNICATIONS, LLC

           LIGHTWEIGHT PDA-BASED SYSTEM EXPECTED TO BOOST WORDS+ SALES

         LANCASTER, CA, DECEMBER 29, 2003 -- Simulations Plus, Inc. (OTCBB:
SIMU) today announced that its Words+, Inc. subsidiary has acquired all of the rights, title, and interest in the Say-it! SAM augmentative communication device developed by SAM Communications, LLC for 35,000 shares of Simulations Plus restricted common stock.

         Jeff Dahlen, vice president of R&D of Words+, commented, "Say-it! SAM is a new, lightweight augmentative communication device - a device that provides speech output for people who cannot speak. Say-it! SAM is based on a powerful Hewlett-Packard/Compaq iPAQ personal digital assistant (PDA). The technology, developed by SAM Communications, LLC, includes state-of-the-art communication software and a modified sleeve for the PDA that provides amplified, high quality speech output and other sounds. We believe that this combination provides the lightest PDA-based communication system on the market, at a price below the competition."

         Ron Creeley, vice president of marketing and sales of both Simulations Plus and Words+, commented, "This technology transfer provides Words+ with its first PDA-based communication device and a new product line based on this class of equipment. PDA-based devices have become very popular in the augmentative communication market, and we expect the Say-it! SAM device will compete very well with the other product offerings currently available. By acquiring the Say-it! SAM technology, we have dramatically reduced our time and cost to market for such a product compared to developing a comparable device on our own. We are excited about this new product."

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         Patrick Jen, CEO of SAM Communications, LLC, added, "We are very pleased that Words+, a technology leader in the augmentative communication business for over 20 years, has acquired the Say-it! SAM technologies. We believe Words+ is the ideal company to market and support the Say-it! SAM products worldwide. As part of our agreement we will continue to support and enhance the Say-it! SAM product line and look forward to continuing our association with Words+."

ABOUT SIMULATIONS PLUS, INC.

Simulations Plus, Inc., is a premier developer of groundbreaking drug discovery and development simulation software, which is licensed to and used in the conduct of drug research by major pharmaceutical and biotechnology companies worldwide. The Company has two other businesses, Words+, Inc. and FutureLab(TM), which are based on its proprietary software technologies. Words+ has been in business since 1981, and is known for developing the augmentative communication device used by world-famous theoretical astrophysicist Sir Stephen Hawking, Lucasian Professor of Mathematics ant the University of Cambridge in England. Simulations Plus, Inc., is headquartered in Southern California and trades on the OTCBB under the symbol "SIMU." For more information, visit our Web site at www.simulations-plus.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: the ability of the Company to market and support the Say-it! SAM device, the general economics of the augmentative communication industry, the ability of the Company to attract and retain sufficient technical staff to sustain its R&D, sales, and customer support functions, and a sustainable market. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission.

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